Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Stallion Oilfield Services, Inc.:

We have issued our report dated June 23, 2006, accompanying the combined financial statements of Stallion Oilfield Services, Ltd. and subsidiaries, as of the years ended December 31, 2005 and 2004 and for the three years ended December 31, 2005, contained on pages F-4 to F-25 of the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form S-1 and Prospectus of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Experts”.

We have issued our report dated June 9, 2006, accompanying the combined financial statements of Trail Blazer Hot Shot, Inc., as of and for the years ended December 31, 2005 and 2004, contained on pages F-89 to F-97 to the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement on Form S-1 and Prospectus of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Experts”.

We have issued our report dated April 20, 2006, accompanying the combined financial statements of GL Trucking and Rental, Inc., as of September 12, 2005 and December 31, 2004, and for the period January 1, 2005 through September 12, 2005 and the year ended December 31, 2004, contained on pages F-98 to F-107 to the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement on Form S-1 and Prospectus of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Experts”.

We have issued our report dated December 20, 2005, accompanying the combined financial statements of Separation Services, Inc., as of and for the year ended December 31, 2004, contained on pages F-108 to F-117 of the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form S-1 and Prospectus of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Experts”.

We have issued our report dated January 19, 2006, accompanying the combined financial statements of Stallion Rentals, L.P. dba Trinity Valley Rentals, as of December 31, 2004 and for the six month periods ended June 30, 2004 and December 31, 2004 of Trinity Valley Rentals, Inc. and Stallion Rentals, L.P., respectively, contained on pages F-118 to F-128 of the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form S-1 and Prospectus of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Experts”.

We have issued our report dated January 9, 2006, accompanying the combined financial statements of Envirotech, Inc. as of and for the year ended December 31, 2004, contained on pages F-129 to F-139 to the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned report in the Prospectus of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Experts”.

We have issued our report dated January 9, 2006, accompanying the combined financial statements of Double D Enterprises, Inc., as of and for the year ended December 31, 2004, contained on pages F-140 to F-149 to the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form S-1 and Prospectus of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Experts”.

/S/ UHY MANN FRANKFORT STEIN & LIPP CPAS, LLP
UHY Mann Frankfort Stein & Lipp CPAs LLP

Houston, Texas

July 3, 2006